UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 25, 2017

Date of report (date of earliest event reported)

 MON SPACE NET INC.

(Exact name of registrant as specified in its charter)

Nevada	333-210519	81-2629386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100.3.041, 129 Offices, Block J, Jaya One, No. 72A, Jalan Universiti, Section 13, Petaling Jaya, Malaysia	46200
(Address of principal executive offices)	(Zip Code)

+60322820888

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2017, Mr. Musa Hassan tendered his resignation as the President of Mon Space Net Inc. (the “Company”), effective immediately. Mr. Musa’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices.

On September 8, 2017, the Board of Directors of the Company accepted the resignation of Mr. Musa and appointed Ms. Lai Chai Suang as the President of the Company, effective immediately. Ms. Lai has been served as the Company’s Chief Executive Officer, Chief Financial Officer, Treasurer & Secretary and Director since June 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MON SPACE NET INC.

Date: September 8, 2017	By:	/s/ Lai Chuai Suang
Lai Chuai Suang President, Chief Executive Officer